SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                GANNETT CO., INC.
                                -----------------
             (Exact name of registrant as specified in its charter)



               Delaware                                  16-0442930
------------------------------------------  ------------------------------------
(State of incorporation or organization)     (I.R.S. employeridentification no.)


1100 Wilson Boulevard, Arlington, Virginia              22234
-------------------------------------------- -----------------------------------
   (Address of principal executive offices)            (zip code)



        Securities to be registered pursuant to Section 12(b)of the Act:


Title of Each Class to be registered              Name of Each Exchange on
------------------------------------             which Each Class is to be
                                                        Registered
                                                --------------------------------


Preferred Share Purchase Rights                     New York Stock Exchange



        Securities to be registered pursuant to Section 12(g) of the Act:


                                      None

                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         Item 1 of Gannett Co., Inc.'s Registration Statement on Form 8-A, dated May 23, 1990, is hereby amended and restated to read in its entirety as follows:

         On May 21, 1990, the Board of Directors of Gannett Co., Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares"), of the Company. The dividend was paid on June 8, 1990 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one four-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of the Company at a price of $280 per one four-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Plan Agreement (as amended, the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent, and in Amendment No. 1 to Rights Plan Agreement, dated as of May 2, 2000 ("Amendment No. 1"), between the Company and Norwest Bank Minnesota, N.A., as successor rights agent to First Chicago Trust Company of New York (the "Rights Agent") and as the Rights Agreement may be amended from time to time.

         The Rights will be evidenced by separate certificates only after the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"). With respect to any of the Common Share certificates outstanding as of the Record Date, until the Distribution Date the Rights will be evidenced by such Common Share certificate, with a copy of a Summary of Rights attached. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares contain and will contain a notation incorporating the Rights Agreement by reference.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without a notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. At no time will the Rights have any voting power.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Company expects that the Rights would begin to trade independently from the Common Shares at that time.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on May 31, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

         The number of outstanding Rights and the number of one four-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one four-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 400 times the dividend declared per Common Share. Each Preferred Share will have 400 votes, voting together with the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $400 per share but will be entitled to an aggregate payment of 400 times the payment made per Common Share. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 400 times the amount received per Common Share. In the event of issuance of Preferred Shares upon exercise of the Rights, in order to facilitate trading, a depositary receipt may be issued for each one four-hundredth of a Preferred Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one four-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         When the Rights first become exercisable, unless a person or group has acquired 15% or more of the Company's shares, a holder will be entitled to buy from the Company one four-hundredth of a Preferred Share for $280.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. Thus, if at the time of the 15% acquisition the Common Shares were to have a market value per share equal to $140, the holder of each Right (other than such person or any member of such group) would be entitled to receive four Common Shares for $280.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. Thus, if at the time of the business combination the acquiring company's stock has a per share value of $140, the holder of each Right would be entitled to receive four shares of the acquiring company's common stock for $280.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share (or a fraction of a Preferred Share having the same market value) per Right (subject to adjustment).

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the 15% thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares.

         The Rights Agreement, dated as of May 21, 1990, between the Company and First Chicago Trust Company of New York, as Rights Agent, specifying the terms of the Rights (including the form of the Certificate of Designation, Preferences and Rights setting forth the terms of the Preferred Shares as an exhibit thereto), was filed as an exhibit to the Company's Registration Statement on Form 8-A filed on May 23, 1990 and is incorporated herein by reference. Attached hereto as Exhibit 2 and incorporated herein by reference is a copy of Amendment No. 1 to the Rights Agreement. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto and Amendment No. 1.

         Item 2.  Exhibits.

1. Rights Plan Agreement, dated as of May 21, 1990, between Gannett Co., Inc. and First Chicago Trust Company of New York, as Rights Agent, which includes the form of Certificate of Designation, Preferences and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, par value $1.00 per share, of Gannett Co., Inc., as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C. Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 15% or more of the Common Shares or the tenth business day after a person or group commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on May 23, 1990).

2. Amendment No. 1 to Rights Plan Agreement, dated as of May 2, 2000, between Gannett Co., Inc. and Norwest Bank Minnesota, N.A., as successor rights agent to First Chicago Trust Company of New York, which includes the amended Summary of Rights to Purchase Preferred Shares as Exhibit C (filed herewith).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 2, 2000                        GANNETT CO., INC.


                                          By:  /s/ Thomas L. Chapple
                                               --------------------------------
                                               Thomas L. Chapple
                                               Senior Vice President,
                                               General Counsel and Secretary

                                        EXHIBIT INDEX


Exhibit                                                       Sequentially
Number         Exhibit                                        Numbered Page
------         -------                                        -------------


1.      Rights Agreement, dated as of May 21, 1990,           Filed as Exhibit 1
        between Gannett Co., Inc. and First Chicago           to the Company's
        Trust Company of New York, as  Rights Agent,          Registration
        which includes the form of Certificate of             Statement on Form
        Designation, Preferences and Rights setting           8-A filed on
        forth the terms of the Series A Junior                May 23, 1990
        Participating Preferred Stock, par value
        $1.00 per share, of Gannett Co., Inc., as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase
        Preferred Shares as Exhibit C.  Pursuant to the
        Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 15% or more of the Common Shares or the tenth business day after a person or group commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares.


2.      Amendment No. 1 to Rights Plan Agreement, dated as of       Page 8
        May 2,2000, between Gannett Co., Inc. and Norwest
        Bank Minnesota,N.A., as successor rights agent to First Chicago Trust Company of New York, which includes the amended Summary of Rights to Purchase Preferred Shares as Exhibit C.

                                                                       Exhibit 2
                                                                       ---------

                    AMENDMENT NO. 1 TO RIGHTS PLAN AGREEMENT

                  This Amendment No. 1 to Rights Plan Agreement (the "Amendment No. 1") is entered into as of May 2, 2000 between GANNETT CO., INC., a Delaware corporation (the "Company"), and NORWEST BANK MINNESOTA, N.A., as successor rights agent to FIRST CHICAGO TRUST COMPANY OF NEW YORK (the "Rights Agent").

                                    PREAMBLE

                  The Company and the Rights Agent are parties to that certain Rights Plan Agreement dated as of May 21, 1990 (the "Rights Agreement"), pursuant to which the Company authorized and declared a dividend of one preferred share purchase right for each outstanding share of the Company's Common Stock, which at the time of issuance of the rights, entitled the holders thereof to purchase from the Company one two-hundredth of a share of Series A Junior Participating Preferred Stock of the Company in connection with certain corporate transactions.

                  On October 6, 1997, as a result of a two-for-one split of the Company's Common Stock, effected by means of a stock dividend, each preferred share purchase right was adjusted to become exercisable for one four-hundredth of a share of Series A Junior Participating Preferred Stock of the Company pursuant to Section 11(n) of the Rights Agreement.

                  The Board of Directors of the Company has deemed it advisable to further amend certain provisions of the Rights Agreement pursuant to Section 27 of the Rights Agreement.

                  Capitalized terms used in this Amendment No. 1 but not otherwise defined herein shall have the respective meanings ascribed to them in the Rights Agreement.

                  Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties, intending to be legally bound, hereby agree as follows:

                  1. Section 7(a) of the Rights Agreement is hereby amended by deleting therefrom the words "May 21, 2000" and inserting in their place the words "May 31, 2010."

                  2. Section 7(b) and Exhibit B of the Rights Agreement are hereby amended by deleting therefrom "$150" and inserting in its place the words "$280".

                  3. Exhibit C to the Rights Agreement is hereby amended to read in its entirety as set forth on Exhibit C to this Amendment No. 1 (there being no Exhibit A or B to this Amendment No. 1).

                  4. Except as herein specifically amended, the terms of the Rights Agreement shall remain unmodified, and the Rights Agreement, as amended by this Amendment No. 1, shall remain in full force and effect.

                  5. This Amendment No. 1 shall be deemed effective on the date hereof.

                  6. This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  7. This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and attested, all as of the day and year first above written.

                                         GANNETT CO., INC.

Attest:

By:/s/Thomas L. Chapple                  By:/s/Douglas H. McCorkindale
   -----------------------                 ----------------------------
Name: Thomas L. Chapple                  Name: Douglas H. McCorkindale
Title: Secretary                         Title: President





                                         NORWEST BANK MINNESOTA, N.A.

Attest:

By:/s/Suzanne M. Swits                  By:/s/Barbara M. Novak
   -----------------------                 -----------------------------
Name: Suzanne M. Swits                  Name: Barbara M. Novak
Title: Assistant Secretary              Title: Vice President

                                                                       Exhibit C
                                                                       ---------

                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES
                       (ADJUSTED FOR THE 1997 STOCK SPLIT)

                  GRANT OF RIGHTS. On May 21, 1990, the Board of Directors of Gannett Co., Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Gannett Common Stock, par value $1.00 per share (the "Common Shares"), of the Company. Each Right entitles the registered holder to purchase from the Company one four-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of the Company at a price of $280 per one four-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A. as Rights Agent (the "Rights Agent").

                  RIGHTS EVIDENCED BY COMMON SHARE CERTIFICATES. The Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the record date, by such Common Share certificates with a copy of this Summary of Rights attached, until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date").

                  The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the record date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the record date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. At no time will the Rights have any voting power.

                  RIGHTS CERTIFICATES. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. We expect that the Rights would begin to trade independently from the Common Shares at that time.

                  DURATION OF RIGHTS. The Rights are not exercisable until the Distribution Date. The Rights will expire on May 31, 2010 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                  ADJUSTMENT OF PURCHASE PRICE. The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

                  ADJUSTMENT OF NUMBER OF RIGHTS. The number of outstanding Rights and the number of one four-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                  FRACTIONAL SHARES. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one two-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                  DESCRIPTION OF PREFERRED SHARES. In addition to authorizing the Rights, the Board has authorized the new series of junior participating preferred stock purchasable upon exercise of the Rights. Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 400 times the dividend declared per Common Share. Each Preferred Share will have 400 votes, voting together with the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $400 per share but will be entitled to an aggregate payment of 400 times the payment made per Common Share. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 400 times the amount received per Common Share. In the event of issuance of Preferred Shares upon exercise of the Rights, in order to facilitate trading, a depositary receipt may be issued for each one four-hundredth of a Preferred Share. These rights are protected by customary antidilution provisions.

                  EXERCISE OF RIGHTS. When the Rights first become exercisable, unless a person or group has acquired 15% or more of the Company's shares, a holder will be entitled to buy from the Company one four-hundredth of a share of the series of junior participating preferred stock for $280.

                  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right. Thus, if at the time of the 15% acquisition the Common Shares were to have a market value per share equal to $140, the holder of each Right (other than such person or any member of such group) would be entitled to receive four Common Shares of Gannett common stock for $280.

                  In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. For example, if at the time of the business combination the acquiring company's stock has a per share value of $140, the holder of each Right would be entitled to receive four shares of the acquiring company's common stock for $280, i.e., at a 50% discount.

                  EXCHANGE OF RIGHTS. At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one Common Share (or a fraction of a Preferred Share having the same market value) per Right (subject to adjustment).

                  REDEMPTION OF RIGHTS. At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  AMENDMENT OF RIGHTS. The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  NO RIGHTS AS A STOCKHOLDER. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  TAX TREATMENT. While, as noted above, the distribution of the Rights will not be taxable to you or the Company, stockholders may recognize taxable income upon the occurrence of certain subsequent events.

                  COPIES OF THE RIGHTS AGREEMENT. A copy of the Rights Agreement was filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated May 23, 1990 and the amendment was filed on May 2, 2000. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.